EXHIBIT (24) 6
                                POWER OF ATTORNEY


The undersigned, as President of Central Power and Light Company (the "Company"), hereby makes, constitutes and appoints R. Russell Davis his true and lawful attorney-in-fact and agent, with full power and authority to execute in the name and on behalf of the undersigned, in any and all capacities, the Company's Annual Report on Form 10-K for Form 10-K for 1998 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorney-in-fact, and agent, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorney-in-fact and agent, may do or cause to be done by virtue of this Power of Attorney.

IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney as of the 24th day of February, 1999.


                                            /s/ J. Gonzalo Sandoval
                                                J. Gonzalo Sandoval
                                                General Manager/President and
                                                Director



Subscribed and sworn to before me this 24th day of February, 1999 by J. Gonzalo Sandoval.

                                            /s/ Alice G. Crisp
                                                Notary Public

My Commission Expires: 8-3-2002